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BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of in this Amendment No. 10 to the Registration Statement on Form F-1 of our report dated September 5, 2024 of ZenaTech Inc. relating to the audit of consolidated financial statements for the year ended December 31, 2023 and reference to our firm under the caption experts in the registration statement.

For Bansal & Co. LLP,

Bansal & Co. LLP

BANSAL & CO LLP ★ New Delhi ★ Chartered Accountants

New Delhi

September 18, 2024